Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Brazos International Exploration, Inc. (the “Company”) for the period ended December 31, 2008, each of the undersigned David Keating, the Chief Executive Officer, and Mathew Elsner, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of the undersigned’s knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2009	/s/ David Keating
David Keating, President and Chief Executive Officer

Dated: February 13, 2009	/s/ Mathew Elsner
Mathew Elsner, Chief Financial Officer and Principal Accounting Officer.

A signed original of this written statement required by Section 906 has been provided to First Corporation and will be retained by First Corporation and furnished to the Securities and Exchange Commission or its staff upon request.